Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Sheree Aronson (714) 247-8290 sheree.aronson@amo-inc.com

Media Contact:	Steve Chesterman (714) 247-8711 steve.chesterman@amo-inc.com

ADVANCED MEDICAL OPTICS, INC.
ANNOUNCES PROPOSED PRIVATE OFFERING OF
CONVERTIBLE SENIOR SUBORDINATED NOTES

(SANTA ANA, CA), June 15, 2004 — Advanced Medical Optics, Inc. (AMO) [NYSE: AVO], today announced that it intends to offer, subject to market conditions and other factors, $275 million aggregate principal amount of convertible senior subordinated notes due 2024 ($330 million aggregate principal amount of notes if the initial purchasers exercise their option in full). The notes will be unsecured senior subordinated obligations of AMO.

The offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. AMO intends to use up to approximately $84 million of the net proceeds of the offering to repurchase up to $70 million aggregate principal amount of its outstanding 91/4 percent senior subordinated notes due 2010 and to make the related consent payments pursuant to a cash tender offer and consent solicitation commenced on June 9, 2004 and the remainder to fund a portion of the purchase price for AMO’s pending acquisition of the ophthalmic surgical business of Pfizer Inc. and for general corporate purposes. The actual amount used in the tender offer and consent solicitation will depend on the number of tenders received by AMO and may vary from the above amount. The acquisition of Pfizer’s ophthalmic surgical business is subject to customary closing conditions. The offering is not conditioned on completion of the tender offer and consent solicitation or the acquisition.

The notes, which will pay interest semi-annually, will be convertible into shares of AMO’s common stock upon specified events. Upon conversion, AMO will have the right to deliver, in lieu of shares of its common stock, cash or a combination of cash and shares of its common stock. AMO also will have the right to irrevocably elect to satisfy its conversion obligation with respect to the principal amount of the notes to be converted in cash, with any remaining amount to be satisfied in shares of its common stock.

The notes and the shares of common stock issuable on conversion of the notes have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Forward-Looking Statements

This press release contains forward-looking statements about AMO, including those relating to the offering, the tender offer and consent solicitation and the pending acquisition of the ophthalmic surgical business of Pfizer Inc. and whether or not AMO will commence the offering or will consummate the offering, the tender offer and consent solicitation or the acquisition. All forward-looking statements in this press release are based on estimates and assumptions and represent AMO’s judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors including but not limited to changing market conditions, AMO’s ability to complete the offering, the tender offer and consent solicitation or the acquisition. In addition, matters generally affecting the domestic and global economy, such as changes in interest and currency exchange rates, can affect AMO’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. AMO disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors may be found in previous financial press releases issued by AMO. AMO’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting AMO and its Businesses” in AMO’s 2003 Form 10-K filed by AMO with the Securities and Exchange Commission (the “Commission”) on March 12, 2004 and AMO’s Form 10-Q for the quarterly period ended March 26, 2004, filed by AMO with the Commission on May 3, 2004, also include information concerning these and other risk factors. Copies of press releases and additional information about AMO are available on the World Wide Web at www.amo-inc.com, or you can contact the AMO Investor Relations Department by calling (714) 247-8348.

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